DATED AS OF SEPTEMBER 25, 2001

CATERPILLAR FINANCIAL SERVICES LIMITED

- and -

CATERPILLAR FINANCIAL SERVICES CORPORATION

Guarantor

- and -

THE CANADA TRUST COMPANY

Trustee

TRUST INDENTURE

PROVIDING FOR THE ISSUANCE OF

MEDIUM TERM NOTES

BLAKE, CASSELS & GRAYDON LLP

OSLER, HOSKIN & HARCOURT LLP

ARTICLE One

Interpretation

Section 1.01 Definitions 2

Section 1.02 Meaning of "outstanding" for Certain Purposes 7

Section 1.03 Interpretation not Affected by Headings, etc. 7

Section 1.04 Applicable Law 7

Section 1.05 Invalidity, Etc. of Provisions 8

Section 1.06 Language 8

Section 1.07 Difference Between French and English Version 8

Section 1.08 Day Not a Business Day 8

Section 1.09 Currency 8

ARTICLE Two

The Notes

Section 2.01 Amount Unlimited 8

Section 2.02 Creation and Issue of Notes 8

Section 2.03 No Additional Notes to be Issued During Default 11

Section 2.04 Concerning Interest 11

Section 2.05 Transfer Through Book-Based System 11

Section 2.06 Execution of Notes 12

Section 2.07 Certification by the Trustee 12

Section 2.08 Registration of Notes 12

Section 2.09 Transfers of Notes 14

Section 2.10 Form of Notes 14

Section 2.11 End of Book-Based System 14

Section 2.12 Person Entitled to Payment 15

Section 2.13 Replacement of Notes 16

Section 2.14 Exchange of Notes 16

Section 2.15 Rank 17

Section 2.16 Notice to Holders 17

Section 2.17 Notice to the Trustee 17

Section 2.18 Notice to the Corporation 18

Section 2.19 Notice to the Guarantor 18

Section 2.20 Change in Address 18

Section 2.21 Mail Service Interruption 18

Section 2.22 Right to Receive Indenture 19

ARTICLE Three

Guarantee and Right of Substitution

Section 3.01 Interpretation and Applicable Law 19

Section 3.02 Guarantee of Notes 19

Section 3.03 Execution and Delivery of Guarantee 24

ARTICLE Four

Covenants of the Corporation

Section 4.01 General Covenants 25

Section 4.02 Trustee's Remuneration and Expenses 26

Section 4.03 Negative Pledge 27

Section 4.04 Trustee to Give Notice of Defaults 28

Section 4.05 Performance of Covenants by Trustee 28

ARTICLE Five

Default And Enforcement

Section 5.01 Events of Default 29

Section 5.02 Default and Enforcement Against Guarantor and Submission to Jurisdiction 31

Section 5.03 Acceleration on Default 32

Section 5.04 Waiver of Default or Breach 32

Section 5.05 Proceedings by the Trustee 33

Section 5.06 Suits by Holders 34

Section 5.07 Rights and Remedies Cumulative 34

Section 5.08 Delay or Omission Not Waiver 35

Section 5.09 Application of Moneys Received by Trustee 35

Section 5.10 Distribution of Proceeds 35

Section 5.11 Immunity of Shareholders, etc. 36

ARTICLE Six

Satisfaction and Discharge

Section 6.01 Cancellation and Destruction 36

Section 6.02 Non-Presentation of Notes 36

Section 6.03 Repayment of Unclaimed Moneys to Corporation 37

Section 6.04 Release from Covenants 37

Section 6.05 Release of Guarantor 38

ARTICLE Seven

Merger or Transfer

Section 7.01 Certain Requirements Respecting Amalgamation, Combination, Merger, Conveyance, etc. 38

Section 7.02 Vesting of Powers in Successor 39

ARTICLE Eight

Meetings of Registered Noteholders

Section 8.01 Right to Convene Meeting 39

Section 8.02 Notice 39

Section 8.03 Chairman 39

Section 8.04 Quorum 40

Section 8.05 Power to Adjourn 40

Section 8.06 Show of Hands 40

Section 8.07 Poll 40

Section 8.08 Voting 40

Section 8.09 Regulations 41

Section 8.10 Corporation, Guarantor and Trustee May Be Represented 41

Section 8.11 Powers Exercisable by Extraordinary Resolution 41

Section 8.12 Meaning of "Extraordinary Resolution" 43

Section 8.13 Powers Cumulative 44

Section 8.14 Minutes 44

Section 8.15 Instruments in Writing 44

Section 8.16 Binding Effect of Resolutions 45

Section 8.17 Proxies 45

ARTICLE Nine

Supplemental Indentures

Section 9.01 Provision for Supplemental Indentures for Certain Purposes 45

Section 9.02 Binding Effect of Modifications 46

ARTICLE Ten

Concerning the Trustee

Section 10.01 Conditions Precedent to Trustee's Obligation to Act 47

Section 10.02 Evidence 47

Section 10.03 Experts and Advisers 48

Section 10.04 Documents, Moneys, etc., Held by Trustee 48

Section 10.05 Action by Trustee to Protect Interests 49

Section 10.06 Trustee not Required to give Security 49

Section 10.07 Protection of Trustee 49

Section 10.08 Indemnity 50

Section 10.09 Replacement of Trustee 50

Section 10.11 Representations by Trustee 51

Section 10.12 Trust Indenture Legislation 51

Section 10.13 Acceptance of Trust 52

Section 10.14 Limitation of Trustees; Discretion 52

Section 10.15 Covenant to Notify the Trustee of Change of Name 52

ARTICLE Eleven

Execution

Section 11.01 Counterparts and Formal Date 53

THIS TRUST INDENTURE made as of the 25th day of September, 2001.

BETWEEN:

CATERPILLAR FINANCIAL SERVICES LIMITED, a corporation incorporated under the Business Corporations Act (Ontario) and having its head office in the City of Toronto in the Province of Ontario,

(the "Corporation")

OF THE FIRST PART

- and-

CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation incorporated under the laws of the State of Delaware,

(the "Guarantor")

OF THE SECOND PART

- and-

THE CANADA TRUST COMPANY, a trust company incorporated under the laws of Canada having an office at the City of Toronto in the Province of Ontario,

(the "Trustee")

OF THE THIRD PART

WITNESSETH THAT:

WHEREAS the Corporation under the laws relating thereto is duly authorized to create and issue the Notes to be issued as herein provided;

AND WHEREAS all necessary resolutions of the directors of the Corporation have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and effective;

AND WHEREAS the Guarantor directly or indirectly owns a majority of the issued shares in the capital of the Corporation and has agreed to enter into this Indenture and the Guarantee in order to assist the Corporation for the mutual benefit of the Corporation and the Guarantor, in the sale of the Notes;

AND WHEREAS the Guarantor has duly authorized entering into this Indenture and the Guarantee provided for herein;

AND WHEREAS the foregoing recitals and any statements of facts relating to the Corporation or the Guarantor in this Indenture are and shall be deemed to be made by the Corporation or the Guarantor respectively and not by the Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

  Interpretation

    Definitions

    In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:

    "Additional Amounts" has the meaning given to that term in subsection 3.02(12);

    "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Corporation; "control" means, for the purpose of this definition, the beneficial ownership, directly or indirectly, of more than 50% of the outstanding voting shares of a corporation;

    "Authorized Denomination" means one thousand dollars ($1,000) in lawful currency of Canada and, for the Notes denominated in other currencies, the approximate equivalent of $1,000 calculated at the time of issuance of the relevant Notes;

    "BA Rate", with respect to any Interest Period, means the rate per annum determined by the Corporation as the arithmetic average rounded to the fifth decimal place of the bid rate of interest for either Canadian dollar bankers' acceptances or treasury bills issued by the Government of Canada, as expressed on the Reuters CDOR and CDOS pages as of a specified hour on the Interest Reset Date if three or more such bid rates appear on such Reuters CDOR and CDOS pages at any such time; if fewer than three such bid rates appear on the Reuters CDOR and CDOS pages at any such time, the BA Rate shall be the rate per annum equal to the arithmetic average rounded to the fifth decimal place of the bid rate quotations for Canadian dollar bankers' acceptances, having a term to maturity equal to the maturity indicated for the applicable Note and in a principal amount not less than $1,000,000 and that is representative of a single transaction in the market at such time, by the principal Toronto office of three Schedule I banks in the Canadian interbank market selected by the Corporation at approximately 10:00 a.m., Toronto time, on the Interest Reset Date for such Interest Period;

    "Book-Based System" means the record entry securities transfer and pledge system known as at the date hereof by the name "Depository Service", which is administered by CDS in accordance with the operating rules and procedures of the securities settlement service of CDS, in force from time to time or any successor system thereof;

    "Business Day" means any day other than Saturday, Sunday and any statutory holiday in the Province of Ontario;

    "Caterpillar" means Caterpillar Inc., a Delaware corporation;

    "CDS" means The Canadian Depository for Securities Limited and its successors;

    "Consolidated Net Tangible Assets" of the Guarantor means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Guarantor and its Subsidiaries prepared in accordance with U.S. generally accepted accounting principles;

    "Corporation" means Caterpillar Financial Services Limited and, subject to Article Seven, its successors and assigns;

    "Counsel" means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

    "Court" has the meaning given to that term in section 10.09;

    "Covenantor" has the meaning given to that term in section 4.03;

    "Definitive Note" means a Note issued in fully registered form in a manner other than through the Book-Based System;

    "Director" means a director of the Corporation or the Guarantor for the time being, and "Directors" or "board of directors", means the board of directors of the Corporation or the Guarantor or a duly empowered committee of the board for the time being and reference without more to action by the Directors means action by such Directors as a board or action by a duly empowered committee of the board;

    "Event of Default" has the meaning attributed thereto in section 5.01;

    "Extraordinary Resolution" has the meaning attributed thereto in sections 8.12 and 8.15;

    "Fixed Rate Note" has the meaning specified in section 2.02;

    "Floating Interest Rate" has the meaning specified in section 2.02;

    "Floating Rate Note" has the meaning specified in section 2.02;

    "Global Note" means a Note issued and certified hereunder to CDS as contemplated by section 2.05;

    "Guarantee" means the guarantee of the Guarantor of a Note;

    "Guarantor" means Caterpillar Financial Services Corporation or its successor corporation;

    "Indebtedness" means any money borrowed and all liabilities, whether issued or assumed, in respect of money borrowed, whether or not evidenced by notes, debentures or other like written obligations to pay money, and all guarantees in respect of money borrowed by third persons, whether or not evidenced by notes, debentures or other like written obligations of such third persons to pay money;

    "Indenture" , "Trust Indenture", "herein", "hereby", "hereof", and similar expressions mean or refer to this Indenture and to any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section", "subsection" and "clause" followed by numbers or letters mean and refer to the specified Article, section, subsection or clause of this Indenture;

    "Initial Interest Rate" has the meaning specified in section 2.02;

    "Interest Payment Date" means any date upon which interest is payable in accordance with the terms of any Note provided that, if any Interest Payment Date would otherwise fall on a day which is not a Business Day, the Interest Payment Date shall be determined in accordance with subsection 2.02(11) hereof;

    "Interest Period" means the period from and including the Original Issue Date of any Note to but excluding the first Interest Payment Date, and each period thereafter from and including one Interest Payment Date to but excluding the next following Interest Payment Date;

    "Interest Reset Date" means unless otherwise specified in a Note, in respect of a Floating Rate Note which specifies that the interest rate shall be reset monthly, the third Wednesday of each month, and, in respect of a Floating Rate Note which specifies that the interest rate shall be reset quarterly, the third Wednesday of March, June, September and December in each year, provided however that if any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be the next day that is a Business Day;

    "LIBOR Rate", with respect to any Interest Period, means the London Interbank Offered Rate expressed on the Reuter's LIBOR page as of a specified hour on the second Business Day prior to the Interest Reset Date or, in the event that such source is not available, on an equivalent source as determined by the Corporation;

    "Maturity" when used with respect to any Note means the date on which the principal and all accrued and unpaid interest of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;

    "Maturity Date" means the date of Maturity of any Notes;

    "Maximum Interest Rate" means, with respect to Floating Rate Notes, a rate per annum specified as the Maximum Interest Rate in such Floating Rate Notes;

    "Minimum Interest Rate" means, with respect to Floating Rate Notes, a rate per annum specified as the Minimum Interest Rate in such Floating Rate Notes;

    "Money Borrowed" means any money borrowed and premium and interest in respect thereof;

    "Note" means a Note of the Corporation issued and certified under this Indenture and includes any and all notes represented by Global Notes issued and certified under this Indenture;

    "Officers' Certificate" when used with respect to the Corporation means a certificate signed by any two of the President, any Vice-President, the Secretary or the Treasurer of the Corporation;

    "Original Issue Date" in respect of a Note means the date on which the Note is originally issued, unless the Note (the "new Note") is issued in replacement of another Note (the "old Note"), on a transfer, exchange or otherwise, in which case it shall mean the date on which the old Note was issued;

    "Person" means any natural person, corporation, firm, partnership, joint venture or other unincorporated association, trust, government or governmental authority, and pronouns have a similar extended meaning;

    "Prime Rate", with respect to the Interest Period, means the rate of interest per annum quoted by Royal Bank of Canada from time to time as its reference rate for Canadian dollar demand loans made to its commercial customers in Canada and which it refers to as its "prime rate";

    "Redemption Date" means, in respect of any redemption of Notes, the date (which shall be a Business Day) specified in the notice of such redemption as the date on which such Notes shall be redeemed;

    "Registered Holder" or "Registered Noteholder" means the Person in whose name a Note shall be registered;

    "Registered Holder's Request" or "Registered Noteholders' Request" means an instrument, signed in one or more counterparts by the Registered Holders or Registered Noteholders of at least 25 per cent of the aggregate principal amount of the Notes outstanding, requesting the Trustee to take some action or proceeding authorized under the terms of the Notes or hereunder;

    "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any property of the Corporation or the Guarantor;

    "Spread" means, with respect to a Floating Rate Note, the rate expressed as a percentage per annum specified as the Spread, if any, in such Floating Rate Note;

    "Spread Multiplier" means, with respect to a Floating Rate Note, the percentage specified as the Spread Multiplier, if any, in such Floating Rate Note;

    "Stated Maturity" when used with respect to any Note means the date which shall be a Business Day specified in such Note as the fixed date on which the principal of such Note is due and payable;

    "Subsidiary" means any Person directly or indirectly controlled by another Person; and for the purposes of this definition, control include beneficial ownership, directly or indirectly, of more than 50% of the outstanding Voting Stock of the controlled Person, and a Person shall be deemed beneficially to own shares beneficially owned by a Person controlled by him, her or it, and so on indefinitely;

    "Successor" has the meaning attributed thereto in section 7.01;

    "Support Agreement" means the Support Agreement, dated as of December 21, 1984, between Caterpillar and the Guarantor as in effect on the date hereof or as may from time to time be amended subject to the applicable provisions hereof;

    "Transferring Corporation" has the meaning attributed thereto in section 7.01;

    "Trustee" means The Canada Trust Company and its successors for the time being in the trusts hereby created;

    "United States" means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas within its jurisdiction;

    "United States Alien" means any Person who, for United States federal income tax purposes is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

    "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the directors of a corporation, provided that capital stock which carries only a right to vote conditional on the happening of an event shall not be considered voting stock, whether or not such event has happened;

    "Wholly-owned Subsidiary" means any Person of which at the time of determination, all of the outstanding Voting Stock (other than directors' shares) is owned by the Corporation, the Guarantor or Caterpillar, as the case may be, directly or indirectly; and

    "Written Notice", "Written Order" or "Written Request" means a written notice, order or request, respectively, signed in the name of the Corporation by the Chairman of the Board or President or a Vice-President of the Corporation and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer of the Corporation, or by any one of those named officers and a Director.

    Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

    Any reference in this Indenture to any act or statute or section thereof shall be deemed to be a reference to such act or statute or section as amended or re-enacted from time to time.

    Any reference in this Indenture to "Dollars" or the sign "$" shall be deemed to be a reference to lawful money of Canada unless the text specifically states otherwise.

    Meaning of "outstanding" for Certain Purposes

    Every Note shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or until moneys for the payment thereof shall be set aside under Article Six, provided that:

      where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding, and for the purpose of any provision of this Indenture entitling Registered Noteholders (or the proxy of such Registered Noteholders) of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Notes owned, directly or indirectly, legally or equitably by the Corporation or any Affiliate shall be disregarded except that for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other action only those Notes with respect to which the Trustee has received a Written Notice to the effect that they are so owned shall be disregarded, and

        Notes so owned which have been pledged in good faith other than to the Corporation or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes in its discretion free from the control of the Corporation or any Affiliate.

    Interpretation not Affected by Headings, etc.

    The division of this Indenture into Articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

    Applicable Law

    Except as otherwise specified, this Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The Guarantee provided for in Article Three hereof shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    Invalidity, Etc. of Provisions

    Save and except for any provision or covenant herein which is fundamental to the subject matter of this Indenture (including without limitation those that relate to the payment of monies), the invalidity or unenforceability of any provision or covenant hereof or herein contained will not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid or unenforceable provision or covenant will be deemed to be separable.

    Language

    The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rédigés en langue anglaise.

    Difference Between French and English Version

    In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the texts of the forms of Notes, the English language version shall govern.

    Day Not a Business Day

    In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action, unless otherwise specified herein, shall be required to be taken on or before the requisite time on the first Business Day thereafter.

    Currency

  Unless otherwise noted, all dollar amounts expressed in this Indenture are expressed in Canadian dollars.

  The Notes

    Amount Unlimited

    The aggregate principal amount of Notes which may be issued and certified hereunder is unlimited.

    Creation and Issue of Notes

      The Corporation may from time to time authorize the creation of Notes hereunder.

      Each Note to be issued hereunder shall bear its Original Issue Date and shall have a Stated Maturity greater than one year from the Original Issue Date.

      Notes may be either interest-bearing or non-interest bearing and issued at a discount or at sub-market interest rates. Notes are issuable in integral multiples of the Authorized Denomination.

        The outstanding principal amount of each interest-bearing Note shall bear interest from its Original Issue Date, after as well as before Maturity, default and judgment (with interest on overdue interest), at either a fixed rate (a "Fixed Rate Note") or a floating rate (a "Floating Rate Note"), as hereinafter provided.

        The outstanding principal amount of each Fixed Rate Note shall bear interest at the rate per annum specified in such Fixed Rate Note. Interest on each Fixed Rate Note shall be calculated and payable monthly, quarterly, semi-annually or annually on the dates specified in such Fixed Rate Note, and at Maturity, or on such other dates as may be agreed between the Corporation and the purchaser of a particular Note.

        The interest rate (the "Floating Interest Rate") applicable to the outstanding principal amount of each Floating Rate Note in respect of each Interest Period (other than the initial Interest Period) for such Floating Rate Note shall be set by reference to (i) the BA Rate for such Interest Period, (ii) Prime Rate for such Interest Period, or (iii) the LIBOR Rate for such Interest Period, plus or minus the Spread, if any, specified in such Floating Rate Note, or multiplied by the Spread Multiplier, if any, specified in such Floating Rate Note; provided however that the Floating Interest Rate for any Interest Period shall not be more than the Maximum Interest Rate, if any, specified in such Floating Rate Note, and shall not be less than the Minimum Interest Rate, if any, specified in such Floating Rate Note. The interest rate (the "Initial Interest Rate") applicable to the outstanding principal amount of each Floating Rate Note for the initial Interest Period shall be the rate per annum specified as such at the time of issue of such Floating Rate Note. Interest on the outstanding principal amount of each Floating Rate Note shall be payable in respect of each Interest Period on the earlier of the immediately following Interest Reset Date or at Maturity, or on such other dates as may be agreed to between the Corporation and the purchaser of a particular Note. The Corporation shall be responsible for the calculation of the amount of any payments made in respect of a Floating Rate Note and shall provide a certificate to the Trustee setting forth such calculation.

      Unless otherwise specified in the Note, a Note shall not be redeemable by the Corporation at its option prior to the Stated Maturity of such Note. A Note may specify that it is redeemable by the Corporation at its option prior to the Stated Maturity of such Note on such Redemption Date or Dates and at such price or prices (expressed as a percentage of the principal amount of such Note) as are specified in such Note, and such Note shall be redeemable upon payment in lawful money of Canada of the redemption price or prices therein specified for the principal amount thereof to be redeemed, together with accrued and unpaid interest to but excluding the date fixed for redemption.

      Unless otherwise specified in the Note, a Note shall not be repayable at the option of the Registered Holder of such Note prior to the Stated Maturity of such Note. A Note may specify that it is repayable, in whole or in part, at the option of the Registered Holder prior to the Stated Maturity of such Note on such date or dates and at such price or prices (expressed as a percentage of the principal amount of such Note) as are specified in such Note, together with accrued and unpaid interest thereon to but excluding the date of repayment. In order for a Note (which is by its terms repayable at the option of the Registered Holder) to be repaid, the Trustee must receive, not less than 30 nor more than 45 days prior to the date fixed for such repayment, at any of its principal offices during normal business hours in Toronto a duly completed "Option to Elect Repayment" form on the reverse of such Note. Any such notices shall be irrevocable. The repayment option may be exercised by the Registered Holder of a Note (which is by its terms repayable at the option of the Registered Holder) for less than the entire principal amount of the Note, provided that the principal amount which is to be repaid is equal to the Authorized Denomination or an integral multiple of the Authorized Denomination and provided that the portion of the principal amount of any Note not being repaid shall be at least $5,000. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Trustee, whose determination will be final and binding.

      The Corporation shall have the right to purchase at any time Notes in the open market (which shall include any purchase from or through an investment dealer, or a firm holding membership on a recognized stock exchange) or by tender or by private contract.

      Notes may be denominated in Canadian dollars, U.S. dollars, euros or any other currency or currencies, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements. Payments in respect of Notes may, subject to compliance with the foregoing, be made and/or linked to any currency or currencies in which such Notes are denominated.

      Before the issue of any Notes the Corporation shall execute and deliver to the Trustee a Written Order authorizing the issue of such Notes and setting out the terms thereof, including a statement that the conditions of this Indenture relating to the issuance, certificate and delivery of such Notes have been complied with and that the Trustee, in accordance with Written Order, shall certify and deliver such Notes.

      Whenever any Notes shall have been authorized as aforesaid, such Notes may from time to time be executed by the Corporation and delivered to the Trustee and, subject to subsection 2.07, shall be certified by the Trustee or its duly appointed agent and delivered by it to or to the order of the Corporation without the Trustee receiving any consideration therefor.

      Subject to the provisions of any Note, all Notes purchased or redeemed in whole or in part shall be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Notes shall be issued in substitution therefor.

      If the due date for payment of any amount of principal or interest on a Note is not, at the place of payment, a Business Day, such payment will be made on the next Business Day and the Registered Holder of such Note shall not be entitled to any further interest or other payment in respect of such delay; however, if the next Business Day is a day which occurs in the next calendar month, the due date for payment will be on the first Business Day immediately prior to the original due date for payment specified in the Note.

    No Additional Notes to be Issued During Default

    No Notes shall be issued, certified and delivered hereunder if there exists at the time an Event of Default under any of the provisions of this Indenture contemplated by Article Five hereof and no waiver of such Event of Default has occurred.

    Concerning Interest

    Wherever in this Indenture there is mention in any context of the calculation or payment of interest, such mention shall be deemed to include mention of the calculation or payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable and express mention of interest on amounts in default in any provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

    Transfer Through Book-Based System

    At the Corporation's option, any or all Notes issued hereunder may be represented in the form of fully registered Global Notes held by, or on behalf of, CDS as custodian of the Global Notes (for its participants) and registered in the name of CDS or its nominee, and it is expressly acknowledged that any registrations of ownership and transfers of such Notes will be made only through the Book-Based System.

    The rights of the holder of any interest in the Note represented by a Global Note shall be limited to those established by applicable law and agreements between CDS and its participants and between such participants and holders of such interest. Accordingly, neither the Corporation nor the Trustee shall be under any obligation to deliver, nor shall the holder of such interest have any right to require the delivery of, a certificate evidencing a Note to the holder of the interest in such Note.

    If required to do so by law, if the Book-Based System ceases to exist, if the Corporation determines that CDS is no longer willing or able to discharge properly its responsibilities as depository and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects to terminate the record entry system through CDS for any reason (including, without limitation, in circumstances where the Corporation considers it impracticable or inefficient to effect any distribution of the Notes through the Book-Based System or through the facilities of CDS), the Corporation, with the consent of the Trustee, which consent shall not be unreasonably withheld, shall have the right to allow Notes to be issued to holders other than CDS and its nominee(s) and/or to allow transfers of Notes other than within the Book-Based System and/or to allow any payments or distributions required to be made hereunder to be made other than to CDS or to be distributed other than through the Book-Based System.

    Execution of Notes

    The Notes shall be signed by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. The signatures of such officers may be reproduced in facsimile and Notes bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Note as one of such officers may no longer hold office at the date of this Indenture or at the date of such Note or at the date of certification and delivery thereof, any Note signed as aforesaid shall be valid and binding upon the Corporation.

    Certification by the Trustee

    No Note shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Schedule A hereto or in some other form approved by the Trustee and such certification by the Trustee upon any Note shall be conclusive evidence that the Note so certified has been duly issued hereunder and is a valid obligation of the Corporation.

    The certificate of the Trustee on Notes issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes (except the due certification thereof) or of the Corporation's compliance with its covenants and obligations hereunder and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or of the proceeds thereof. In connection with the certification and delivery of Notes pursuant to this Article Two, the Trustee shall not be bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, certificates, opinions or other documents required by the provisions of this Indenture but the Trustee is entitled to act and rely upon the same.

    Registration of Notes

    The Person in whose name any Note shall be registered shall be deemed the owner thereof for all purposes of this Indenture, subject to the provisions hereof. The Corporation shall cause to be kept by and at the principal office of the Trustee in the City of Toronto, a securities register in which shall be entered the names and addresses of Registered Holders of Notes and the other particulars, prescribed by law, of the Notes held by them respectively. For so long as any Notes are transferable only through the Book-Based System, "CDS & CO." (or such other name as CDS may use from time to time as its nominee name for purposes of the Book-Based System) shall appear as the only Registered Holder of such Notes on such register. The Trustee shall have the right to treat each Person whose name appears on such register as the owner of Notes having face amounts and Maturity Dates as indicated on such register in respect of such Person and for all purposes. Accordingly, the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Note or any attempt to transfer, pledge or dispose of a Note, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, unless such Note shall have been transferred on the register. The Corporation shall also cause to be kept by and at the principal office of the Trustee in the City of Toronto, the register of transfers, and may also cause to be kept by the Trustee or such other registrar or registrars and at such other place or places as the Corporation may designate with the approval of the Trustee, branch registers of transfers in which shall be recorded the particulars of the transfers of Notes, registered in that branch register of transfers. No transfer of a Note shall be valid unless made on one of the appropriate registers by the Registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee upon compliance with such requirements as the Trustee and/or other registrar may prescribe, and unless such transfer shall have been duly noted on such Note by the Trustee or other registrar.

    The registers referred to in this section shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Registered Holder.

    The Registered Holder of a Note may at any time and from time to time have such Note transferred at any of the places at which a register of transfer is kept pursuant to the provisions of this section and in accordance with such reasonable regulations as the Trustee may prescribe, and upon payment of a reasonable fee to be fixed by the Trustee.

    The Trustee and/or any registrar for any of the Notes and/or the Corporation shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Note and may transfer any Note on the direction of the Registered Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

    Except in the case of the registers required to be kept at the City of Toronto, the Trustee shall have power at any time to close any branch register of transfers upon which the registration of any Notes appears.

    The Trustee shall, when requested to do so by the Corporation, furnish the Corporation with a list of the names and addresses of the Registered Holders of Notes showing the principal amounts of such Notes held by each Registered Holder.

    Transfers of Notes

    Subject to section 2.05, Notes shall be fully transferable as between Persons in any manner as may be permitted by, or accomplished by operation of, law. Any Person transferring a Note in any manner shall be deemed to have assigned to the transferee all of his rights under this Indenture with respect to such Note. All transferees of Notes shall be deemed to have received and accepted such assignment and shall, by acquiring a Note, be deemed to have agreed to be bound by the provisions of this Indenture. In connection with any such assignment, the Trustee hereby expressly and irrevocably waives any requirement that the transferor of any such Note be joined in any action or proceeding taken by the transferee thereof to enforce such transferee's rights against the Trustee hereunder. Notwithstanding the foregoing, no transfer shall be registered by the Trustee during the fifteen days immediately preceding any date fixed for redemption or payment of interest or principal on any Note.

    Form of Notes

    It is acknowledged and agreed that, at the Corporation's option, any or all Notes issued hereunder may be represented in the form of Global Notes, registered in the name of "CDS & CO." as contemplated by, and subject to, section 2.05.

    All Global Notes and Notes not represented by Global Notes shall be issued in registered form only and shall be substantially in the form set forth in Schedule A hereto, with such additions, omissions, substitutions and modifications thereto as the Corporation, with the consent of the Trustee (which consent shall not be unreasonably withheld), may from time to time approve. Each such Note shall be serially numbered, shall bear such legends as the Corporation may direct and shall be signed manually on behalf of the Trustee by a duly authorized officer of the Trustee. No such Note shall be issued or, if issued, shall be valid or binding on the Corporation, until it has been signed as aforesaid. Any such Note so issued and signed (and Notes represented by Global Notes so issued and signed) shall be valid and binding upon the Corporation and shall entitle the holder thereof to all benefits of this Indenture. Notes shall be issued only in face amounts which are equal to or in excess of the Authorized Denomination. Each Note shall constitute evidence of the rights and legal title of the holder in respect of a Note, and the other rights accorded hereunder to holders and the duty of the Trustee to perform its obligations hereunder.

    End of Book-Based System

    If:

        the Corporation and the Trustee determine CDS is unwilling or unable to continue as depositary in connection with the Global Notes or at any time CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depositary, and the Corporation and the Trustee are unable to locate a qualified successor within a reasonable period of time;

        subject to the consent, not to be unreasonably withheld, of the investment banks acting as agents and/or underwriters in distributing Notes to the public, the Corporation elects to terminate the Book-Based System through CDS; or

        termination of the Book-Based System through CDS is required by applicable law;

    upon the Trustee receiving written notice of such event, the Trustee shall notify CDS, for and on behalf of participants in the book-entry system that the Notes will be represented by Definitive Notes. CDS will then surrender all Global Notes along with written instructions to the Trustee as to the participants in whose name the Definitive Notes are to be registered and delivered and the authorized denominations of the Definitive Notes to be registered in the name of each such participant whereupon Definitive Notes shall be issued by the Corporation and registered and delivered in accordance with the written instructions of CDS upon surrender of the Global Notes.

    Person Entitled to Payment

    Payment of or on account of the principal of Notes shall be made only to or upon the order of the Registered Holder thereof and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any paying agent for the amount so paid.

    As the interest on any Note becomes payable, the Corporation shall forward payment or cause to be forwarded on account of such interest (less any tax required by law to be deducted) to the Registered Holder for the time being of each Note or, in the case of joint Registered Holders, to the one whose name appears first on such register, by (i) electronic funds transfer before the close of business on the Interest Payment Date, (ii) cheque mailed to the address of the Registered Holder on the third Business Day prior to the Interest Payment Date payable to the order of such Registered Holder or Registered Holders and negotiable at par at each of the places at which interest upon the Notes is payable, or (iii) such other method or means as the Trustee and the Corporation shall determine to be appropriate. Such forwarding shall satisfy and discharge the liability for the interest on the Notes to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such transfer does not occur or cheque be not paid on presentation; provided that in the event of non-receipt of such payment by the Registered Holder, or the loss or destruction thereof, the Corporation and the Trustee on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to them shall issue to such Registered Holder a replacement payment.

    The Registered Holder for the time being of any Note shall be entitled to the principal and interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions required by this Indenture or by any conditions contained in such Note or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Note free from all equities or rights of set-off or counterclaim between the Corporation and his transferor or any previous holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

    Where Notes are registered in more than one name, the principal and interest from time to time payable in respect thereof may be paid by cheque or by means of electronic funds transfer payable to the order of all such Registered Noteholders, failing written instructions from them to the contrary, and such payment shall be a valid discharge to the Trustee and any registrar and to the Corporation and any paying agent for the amount so paid.

    Replacement of Notes

    If any of the Notes shall become mutilated or defaced, or be lost, stolen or destroyed and in the absence of Written Notice that such Notes have been acquired by a bona fide purchaser (as defined in the Business Corporations Act (Ontario)), the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution of the same, and the substituted Note shall be of like date and tenor as the one to be replaced and the new Note shall be in a form approved by the Trustee and the new Note shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes issued hereunder.

    The applicant for the issue of a new Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to the Corporation and the Trustee in their discretion and such applicant shall also be required to furnish indemnity and security therefor in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

    Exchange of Notes

    Notes in any denomination may be exchanged at any time for Notes of the same aggregate principal amount in any other Authorized Denomination. All Notes surrendered for exchange shall be cancelled.

    The party requesting any exchange pursuant to this section 2.14 shall, as a condition precedent to such exchange, reimburse the Trustee for any stamp tax or governmental charge required to be paid in respect of such exchange or the related issue of Notes and in addition pay the Trustee a reasonable charge for its services for each Note exchanged or transferred and a reasonable charge for every Note issued upon such exchange or transfer, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

    Rank

    The Notes are direct unsecured obligations of the Corporation ranking pari passu with all other current and future unsecured and unsubordinated indebtedness of the Corporation, subject to exceptions prescribed by statute and except as to any sinking fund which pertains exclusively to any particular future issue of debt securities.

    Notice to Holders

    All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders of Notes if sent by mail, postage prepaid, by letter or circular addressed to the Registered Holders at their post office addresses appearing in the central register hereinbefore mentioned. However, if any notice so given would be unlikely to reach the Registered Holders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication once (twice in the case of a notice of a meeting of Registered Noteholders) in each of Toronto, Montreal and Vancouver (or in such of these cities as, in the opinion of the Trustee, is sufficient in the particular circumstances) each such publication to be made in a daily newspaper of general circulation in the designated city published in the French language, in the case of Montreal, and in the English language, in the case of Toronto and Vancouver or in such other cities as the Trustee may deem necessary, and approved by the Trustee. Any notice so given by mail shall be deemed to have been given on the day of mailing. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required. Accidental error or omission in giving notice or accidental failure to mail notice to any Registered Noteholder shall not invalidate any action or proceeding founded thereon.

    All notices with respect to any Note may be given to whichever one of the Registered Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Registered Noteholders of and/or Persons interested in such Note.

    In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded when counting the number of days in any period of time.

    Notice to the Trustee

    Any notice to the Trustee under any provision of this Indenture shall be valid and effective if delivered to the Trustee or if sent by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Trustee at The Canada Trust Company, Corporate Trust and Registered Plan Trust Services, 4th Floor, 100 Wellington Street West, Toronto, ON M5K 1A2 Attention: Vice-President, facsimile 416-983-2044. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the first Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

    Notice to the Corporation

    Any notice to the Corporation under any provision of this Indenture must be in writing and may be made or given by personal delivery, by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Corporation at 700 Dorval Drive, Suite 705, Oakville, Ontario L6K 3V3, telephone: 905-849-3003, facsimile: 905-849-5512. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the first Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

    Notice to the Guarantor

    Any notice to the Guarantor under any provision of this Indenture must be in writing and may be made or given by personal delivery, by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Guarantor at 2120 West End Avenue, P.O. Box 340001, Nashville, Tennessee, 37203-0001 or facsimile: 615-341-8596 Attention: Treasurer. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by telex, facsimile or other electronic means of communication, on the first Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

    Change in Address

    Either the Corporation, the Guarantor, or the Trustee may from time to time notify the others of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of that party for all purposes of this Indenture.

    Mail Service Interruption

    If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Corporation or to the Guarantor would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered to the party to which it is addressed or if sent to such party, at the appropriate address in accordance with sections 2.17, 2.18 and 2.19, as the case may be, by facsimile or other means of prepaid transmitted or recorded communication.

    Right to Receive Indenture

  Any holder of a Note shall be entitled to obtain on request and upon payment of a reasonable copying charge, a copy of this Indenture from the Corporation.

  Guarantee and Right of Substitution

    Interpretation and Applicable Law

    This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware.

    Guarantee of Notes

      The Guarantor covenants with the Trustee that the Corporation will pay and hereby unconditionally guarantees the due and punctual payment of the principal amount of, premium (if any) on, interest on (including, in case of default, interest on the amount in default) and any Additional Amount in respect of each Note when and as the same shall become due and payable in accordance with the terms of such Note and of this Indenture provided, however, that payment of interest on overdue instalments of interest is hereby guaranteed only to the extent permitted by applicable law. The Guarantee is a guarantee of payment and not of collection.

      The Guarantee is a direct and unsecured obligation of the Guarantor ranking pari passu with all other current and future senior unsecured debt of the Guarantor, subject to exceptions prescribed by law and except as to any sinking fund which pertains exclusively to any future issue of debt securities by the Guarantor.

      In the case of default by the Corporation, the Trustee shall not be bound or obligated to proceed against the Corporation or to take any other action before being entitled to demand payment from the Guarantor hereunder. The Guarantor hereby waives any requirement that the Trustee protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against any person or any collateral (including any rights relating to marshalling of assets).

      The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of arrangement, merger, amalgamation, insolvency or bankuptcy of the Corporation, protest or notice with respect to any Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligations under this Article Three and the Guarantee will not be discharged as to any Notes except by payment in full of the principal, premium, if any, Additional Amounts, if any, and interest or other amounts payable to Registered Holders of such Notes.

      The obligation of the Guarantor under this Indenture shall be a continuing obligation and a fresh cause of action hereunder shall be deemed to arise in respect of each default.

      The Guarantor shall not be or become liable hereunder or under any Guarantee to make any payment of principal, premium, if any, interest or Additional Amounts in respect to which the Corporation shall be in default if the default of the Corporation in respect of which the Guarantor would otherwise be or become liable hereunder or under any Guarantee shall have been waived or directed to be waived pursuant to the provisions in that behalf contained in this Indenture, provided, however, that no waiver or consent of any kind whatsoever shall release, alter or impair the unconditional obligation of the Guarantor hereunder or under any Guarantee after giving effect to such waiver or consent.

      The Guarantor shall be subrogated to all rights of the Registered Holder of each Note and the holders of any interest therein against the Corporation in respect of any amount paid by the Guarantor pursuant to the provisions of any Guarantee, provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, interest and Additional Amounts on all Notes shall have been paid in full.

      No remedy for the enforcement of the rights of the holder of any Note to receive payment of the principal of and/or premium and/or interest and/or Additional Amounts on any Note in accordance with their terms under such Note, the Guarantee endorsed on such Note, and hereunder shall be exclusive of or dependent on any other remedy.

      If any moneys become payable by the Guarantor hereunder the Trustee shall be entitled to enforce and receive payment thereof by the Guarantor, for the benefit of the holders of the Notes, and shall be entitled to recover judgment against the Guarantor for any portion of the same remaining unpaid. The whole of the moneys from time to time received by the Trustee hereunder shall be applied by the Trustee in accordance with the provisions of Article Five.

      The Guarantor hereby guarantees obligations will be paid strictly in accordance with the terms of this Indenture or any other agreement relating thereto, regardless of the value, genuineness, validity, regularity or enforceability of the guaranteed obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee with respect thereto. The liability of the Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing irrespective of:

        any lack of validity or enforceability of any agreement or instrument relating to the guaranteed obligations;

        any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the guaranteed obligations, or any other amendment or waiver of or consent to any departure from any other agreement relating to any guaranteed obligations; any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the guaranteed obligations, or any other amendment or waiver of or consent to any departure from any other agreement relating to any guaranteed obligations;

        any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness;

        any other circumstance which might otherwise constitute a defense available to, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Corporation in respect of the guaranteed obligations or the Guarantor in respect hereof;

        the absence of any action on the part of the Trustee to obtain payment of the guaranteed obligations from the Corporation;

        any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Corporation or the Guarantor, including, without limitation, rejection of the guaranteed obligations in such bankruptcy;

        the absence of notice or any delay in any action to enforce any guaranteed obligations or to exercise any right or remedy against the Guarantor, or the Corporation, whether hereunder, under any guaranteed obligations or any agreement or any indulgence, compromise or extension granted;

        any impossibility, impracticability, frustration of purpose, force majeure or act of government; or

        except as provided in section 7.01, any change in the name, constitution, capacity, capital or certificate of incorporation or by-laws of the Corporation or the Corporation being amalgamated or merged with or transferring all or substantially all of its assets to another corporation (in which case this Article Three shall apply to the liabilities of the resulting or transferee corporation and the term of the "Corporation" shall include such resulting or transferee corporation).

      The Guarantor further agrees that, to the extent that the Corporation or the Guarantor makes a payment or payments to the Trustee, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Corporation or the Guarantor or their respective trustee, receiver or any other party under any bankruptcy law, state, provincial or federal U.S. or Canadian law, common law or equitable cause, then to the extent of such payment or repayment, this Guarantee and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

      Any and all payments made by the Guarantor pursuant to the provisions of its Guarantee shall be made without withholding or deduction for, or on account of, any current or future taxes imposed by or on behalf of the United States or any political subdivision thereof unless such taxes are required by law or by the administration thereof to be withheld or deducted, in which case the Guarantor shall make such withholding or deduction; remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law; furnish to Registered Holders all information returns in the manner and within the time provided for under applicable law; upon request, if required by a relevant jurisdiction as a condition to a credit, promptly provide original, or certified copies of, receipts where available; and pay Registered Holders such additional amounts ("Additional Amounts") as will result (after the withholding or deduction of such taxes) in a net payment to the Registered Holders of the amounts which would otherwise have been payable pursuant to the Guarantee in the absence of such withholding or deduction provided, however, the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

        any tax, assessment or other governmental charge which would not have been so imposed but for (A) the existence of any present or former connection between such Registered Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a Person holding a power over, such Registered Holder, if such Registered Holder is an estate, trust, partnership or corporation) and the United States, including without limitation, such Registered Holder (or such fiduciary, settlor, beneficiary, member, shareholder or Person holding a power over such Registered Holder) being or having been a citizen or resident or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, or (B) such Registered Holder's current or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation that is related to the Guarantor through stock ownership, a foreign tax-exempt organization for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

        any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Registered Holder of any Notes of any series for payment on a date more than 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

        any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

        any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Guarantor entitled to vote;

        any tax, assessment or other governmental charge that would not have been imposed but for the failure by any Registered Holder to comply with certification or identification reporting requirements concerning the nationality, residence, identity or connection with the United States of the Registered Holder or of the beneficial owner of any Notes of any series, if, without regard to any tax treaty, such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

        any tax, assessment or other governmental charge that would not have been so imposed but for the Registered Holder being or having been a person within a country with respect to which the United States Treasury Department has determined, on or before the original issue date of the Note, under sections 871(h)(6) and 881(c)(6) of the Internal Revenue Code of 1986, as amended, (the "Code"), that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

        any tax, assessment or other governmental charge imposed on a Registered Holder that is a United States Person as defined in section 7701(a)(30) of the Code;

      nor will Additional Amounts be paid to any Registered Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership, or a beneficial owner of the Note would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor or beneficial owner been the Registered Holder of the Notes.

      Except as specifically provided in this Indenture, the Guarantor shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in any Note of any series there is a reference, in any context, to the payment of the principal of, premium (if any) on, interest on, or other amounts or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts, are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

      The liabilities of the Guarantor hereunder and under the Guarantee shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Trustee or any Registered Holder in connection with this Indenture or with the Corporation. It is agreed that the Trustee and any Registered Holder, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liabilities hereunder or under the Guarantee, may, without limiting the generality of the foregoing:

        grant time, renewals, extensions, indulgences, releases and discharges to the Corporation;

        accept compromises from the Corporation; or

        otherwise deal with the Corporation and all other Persons, including any other guarantor, as the Trustee or such Registered Holder may see fit.

    Execution and Delivery of Guarantee

      To evidence its Guarantee to the holders of Notes as specified in section 3.02, the Guarantor hereby agrees to endorse upon each Note duly issued hereunder a Guarantee substantially in the form set out in Schedule B with such appropriate insertions, omissions, substitutions and variations as the officers of the Guarantor, acting reasonably, executing the same may approve, such approval to be conclusively evidenced by the certification of the Note. The form of Guarantee may include a corresponding French text. In the event of any contradictions, discrepancy or difference between the English language text and the French language text of the form of Guarantee, the English language text shall govern, except where applicable law otherwise requires. Each Guarantee shall be executed on behalf of the Guarantor by any of its duly appointed officers, manually or by facsimile signature. In case any officer of the Guarantor who shall have signed any Guarantee, manually or by facsimile signatures, shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been certified by or on behalf of the Trustee or issued by the Corporation, such Note with such Guarantee endorsed thereon, nevertheless may be certified, delivered and issued as though the Person who signed such Guarantee had not ceased to be such officer.

      The Guarantor agrees that the certification by the Trustee, in the manner provided in this Indenture, of any Note (whether in temporary or definitive form) shall be conclusive evidence that the Guarantee endorsed upon such Note has been duly executed and delivered and is a valid obligation of the Guarantor. The Guarantor agrees that the issuance by the Corporation of a Note and the delivery of such Note by the Trustee, after certification by the Trustee in the manner provided in this Indenture, shall be deemed delivery by the Guarantor of the Guarantee appearing upon such Note. The certification of the Trustee shall not be construed as a representation or warranty by the Trustee as to the validity of the Guarantee.

  Covenants of the Corporation

    General Covenants

    Each of the Corporation and the Guarantor covenants, as applicable, with the Trustee that so long as any of the Notes remain outstanding:

      the Corporation will duly and punctually pay or cause to be paid to every Registered Noteholder, or to the Trustee on behalf of every Registered Noteholder, the principal thereof and any interest accrued thereon, and any other amount payable hereunder, at the dates and places, in the currency and in the manner mentioned herein and in the Notes;

      except as herein otherwise expressly provided, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided that the Corporation may cease to operate any business or operations or dispose of or allow to lapse any of its rights or franchises if in the opinion of its Directors it would be advisable and in the best interests of the Corporation to do so, but the Corporation may not cease to operate or dispose of all or substantially all of its undertaking or assets except in accordance with Article Seven. The parties hereto acknowledge that the Corporation may sell, assign, transfer or otherwise dispose of, from time to time, certain of its finance receivables and related assets in transactions commonly known as asset securitization transactions and agree that notwithstanding anything contained in this Indenture or in any Note, such transactions, including any granting of security interests as part thereof, shall not constitute an Event of Default or be deemed to be prevented or restricted by anything contained herein or in any Note, provided such transactions do not constitute the transfer, sale or conveyance of all or substantially all of the Corporation's undertaking or assets;

      at such time as the Corporation has one or more Subsidiaries, it will cause each of its Subsidiaries to do the like things as the Corporation has undertaken to do in subsection 4.01(2), subject to the same qualifications, provided that this covenant and section 5.01 shall not apply to or operate to prevent any Subsidiary from: (i) amalgamating or merging with the Corporation or another Subsidiary, or continuing as a corporation under the laws of Canada or the United States of America or under any of the respective political subdivisions thereof, or (ii) transferring all or substantially all of its undertaking or assets to the Corporation or another Subsidiary or to the Guarantor or a corporation controlled by the Guarantor and ceasing to carry on business, or (iii) winding up and/or dissolving or from ceasing to operate or disposing of all or substantially all of its undertaking or assets and dissolving or winding up if, in the opinion of the Directors of the Corporation, it would be advisable and in the best interests of the Corporation to permit a Subsidiary to cease to operate, but only if any such disposition does not constitute all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis and the Corporation and its remaining Subsidiaries shall not cease to operate or dispose of all or substantially all of their undertakings or assets except in accordance with Article Seven;

      the Corporation will file or cause to be filed annually with the Trustee a certificate signed by any one of the Chairman of the Board, the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation stating that the Corporation has complied with all requirements contained in the Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or, if there has been failure to so comply, giving particulars thereof. For the purpose of this subsection, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture;

      the Guarantor shall use its best efforts to keep the Support Agreement in full force and effect and to take no action that prevents or materially adversely affects the ability of Caterpillar to comply with the material terms (including sections 1 and 2 thereof ) of the Support Agreement; and

      generally, each of the Corporation and the Guarantor will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

    Trustee's Remuneration and Expenses

    The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers, accountants appraisers, experts and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee. Any amount due under this section 4.02 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum until fully paid equal to the then current rate charged to similar customers by the Trustee from time to time.

    Negative Pledge

    Neither the Guarantor nor the Corporation (each a "Covenantor" for the purpose of this section 4.03 and section 5.01 hereof) will at any time create, assume or guarantee any Secured Debt without making effective provision (and each Covenantor covenants that in such case it will make or cause to be made effective provision) whereby the Notes of any series then outstanding and, if a Covenantor shall so determine, any other indebtedness of or guaranteed by such Covenantor, subject to applicable priorities of payment, shall be secured by such mortgage, pledge, lien, security interest or encumbrance equally and rateably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

        (i) Any mortgage, pledge, lien, security interest or encumbrance on any fixed asset or other physical or real property hereafter acquired (including acquisition through merger or consolidation) or hereafter constructed or improved by a Covenantor and created, or for the creation of which a bona fide firm commitment in writing was executed, prior to, contemporaneously with or within 180 days after such acquisition or the completion of such construction or improvement or the commencement of commercial operation or the placing in service of such property by a Covenantor, whichever is later, is secure or provide for the payment of all or a part of the purchase price or cost of construction or improvement of such property; or (ii) the acquisition of property subject to any mortgage, pledge, lien, security interest or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by a Covenantor, or (iii) any mortgage, pledge, lien, security interest or encumbrance on property of a corporation existing at the time such corporation is merged into or consolidated with a Covenantor or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to a Covenantor; provided, however, that the lien of any such mortgage, pledge, lien, security interest or encumbrance permitted by clauses (ii) or (iii) of this subparagraph (a) shall not extend to property owned by a Covenantor prior to any event referred to in such clauses or to other property thereafter acquired by a Covenantor other than additions and improvements to the property referred to in such clauses: or

        Mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of a Covenantor in favour of either the United States of America or any State thereof or Canada or any province thereof, as the case may be, or any department, agency or instrumentality or political subdivision of either the United States of America or any State thereof or the Dominion of Canada or any province thereof, as the case may be, or in favour of any other country, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages; or

        Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage, pledge, lien, security interest or encumbrance referred to in the foregoing subparagraphs (a) and (b); provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the mortgage so extended, renewed or replaced and additions to such property; or

        Any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by the Corporation to one or more of its Wholly-owned Subsidiaries.

    Notwithstanding the foregoing provisions of this section 4.03, each Covenantor may create, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Guarantor which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subparagraphs (a) through (d) above), does not at the time exceed 5% of Consolidated Net Tangible Assets of the Guarantor.

    Trustee to Give Notice of Defaults

    Subject to section 10.01, the Trustee shall give to the Registered Holders of Notes in the manner provided in section 2.16, within 10 days after the Trustee becomes aware of any default on the part of the Corporation in the performance of any covenant or condition herein or of the occurrence of any Event of Default, notice of every such default or Event of Default, as the case may be, unless the Trustee reasonably believes that it is in the best interests of the Registered Noteholders to withhold such notice and so informs the Corporation in writing.

    Where notice of a default or Event of Default has been given and the default or Event of Default is cured, notice that the default or Event of Default is no longer continuing shall be given by the Trustee to the holders of the applicable series of Notes within five Business Days after the Trustee becomes aware that the default or Event of Default has been cured.

    Performance of Covenants by Trustee

  If the Corporation shall fail to perform any of its covenants contained in this Indenture the Trustee may, subject to section 10.01, itself perform any such covenants capable of being performed by it or its agents, but shall be under no obligation to do so. All sums so expended or advanced by the Trustee shall be repayable as provided in section 4.02. No such performance or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

  Default And Enforcement

    Events of Default

    "Event of Default", wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      default in the payment of any interest upon any Note of that series when it becomes due and payable, and continuance of such default for a period of 60 days; or

      default in the payment of the principal of, premium, if any, on or Additional Amounts in respect of any Note of that series when due; or

      default in the deposit of any sinking fund payment, when and as due by the terms of a Note of that series; or

      (i) default in the performance in any material respect with the covenants or agreements of the Guarantor contained in the Support Agreement, (ii) failure by the Guarantor to cause, to the extent possible, Caterpillar to observe and perform in all material respects all covenants and agreements of Caterpillar in the Support Agreement, or (iii) the waiving of compliance under, amendment in any material respect or termination of the Support Agreement; provided, however, that the Support Agreement may be amended if such amendments would not have a material adverse affect on Registered Noteholders of any series then outstanding or if Registered Holders of at least 66 2/3 per cent in principal amount of the Notes of any series so affected (excluding from the amount so outstanding and from such Registered Noteholders the Registered Noteholders of such series who are not so affected) shall waive compliance with the provision of this subsection (4) insofar as it relates to such amendment; or

      default in the performance, or breach, of any covenant or warranty of a Covenantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Notes other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Registered Holders of at least 25% in principal amount of the outstanding Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      Caterpillar or one of its Wholly-owned Subsidiaries shall at any time fail to own all of the issued and outstanding shares of the capital stock of either the Guarantor or the Corporation; or

      a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by a Covenantor (including a default with respect to Notes of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by a Covenantor (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness in a principal amount in excess of U.S.$10,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in a principal amount in excess of U.S.$10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such portion or such indebtedness, as the case may be, becoming no longer due and payable or having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Registered Holders of at least 10% in principal amount of the outstanding Notes of that series a written notice specifying such default and requiring the applicable Covenantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of a Covenantor in an involuntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging a Covenantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of a Covenantor under any applicable federal U.S. or Canadian or state or provincial law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of a Covenantor or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      the commencement by a Covenantor of a voluntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Covenantor in an involuntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal U.S. or Canadian or state or provincial law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of a Covenantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by a Covenantor in furtherance of any such action; or

      in connection with any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, involving Caterpillar or one of its Subsidiaries an order for relief shall be entered by a court of competent jurisdiction which affects any significant part of the assets of the Guarantor or any of its Subsidiaries; or

      any other Event of Default provided with respect to Notes of that series.

    Default and Enforcement Against Guarantor and Submission to Jurisdiction

    If an Event of Default hereunder has occurred and is continuing, in accordance with its obligations under the terms and conditions of Article Three hereof the Guarantor shall, forthwith on demand by the Trustee, pay to the Trustee, for the equal benefit of each and every Note in respect of which there shall be an Event of Default, the principal, premium (if any), interest (including interest at the then current interest rate borne by the Notes on amounts in default) and Additional Amounts outstanding.

    If an Event of Default has occurred and is continuing, and if the Guarantor shall fail forthwith on demand to make good such default, then and so often as any such default and failure shall happen, the Trustee may in its discretion proceed in its name as Trustee hereunder in the enforcement of the rights given hereby or pursuant hereto by any remedy provided by law whether by legal proceedings or otherwise and to recover from the Guarantor such sums as the Guarantor may be liable to pay pursuant to the provisions of the Guarantee and any and all sums so recovered by the Trustee shall be dealt with by the Trustee in the manner provided in section 5.09 of this Indenture.

    The Guarantor irrevocably and unconditionally submits to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes. The Guarantor hereby appoints the Corporation as its agent for service of process in Canada, in respect thereof.

    The Guarantor agrees to pay all reasonable expenses and charges, legal or otherwise (including the court costs and legal fees), paid or incurred by the Trustee or any Registered Noteholder in enforcing this Indenture or in enforcing covenants hereby guaranteed.

    Acceleration on Default

    If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the Registered Holders of not less than 25% in the principal amount of the outstanding Notes of that series may declare the principal amount (or, if the Notes of that series are discount Notes, such portion of the principal amount as may be specified in the terms of that series) of all of the Notes of that series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Registered Holders), and upon any such declaration such principal amount or specified amount) shall become immediately due and payable.

    At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Registered Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if the Corporation or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay

      (A) all overdue interest on all Notes of that series,

      (B) the principal of (and premium, if any, on) and Additional Amounts on any Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

      (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

      (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel; and

      all Events of Default with respect to Notes of that series, other than the non-payment of the principal of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in section 5.04.

    No such rescission shall affect any subsequent default or impair any right consequent thereon.

    Waiver of Default or Breach

    In case any Event of Default hereunder has occurred otherwise than by default in payment of any principal moneys when due or in case the Guarantor shall fail forthwith on demand to make good such default:

      one or more Registered Noteholders of not less than 51% in principal amount of the Notes then outstanding shall have the power (in addition to and subject to the powers exercisable by Extraordinary Resolution) by instrument in writing to instruct the Trustee to waive the default and/or to annul any declaration and/or demand made by the Trustee pursuant to section 5.03 and the Trustee, subject to funding and an indemnity satisfactory to it, shall thereupon waive the default and/or annul such declaration and/or demand upon such terms and conditions as such Registered Noteholders may prescribe; and

      the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee's opinion based on its Counsel's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to annul any such declaration and/or demand theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

    provided, however, that no act or omission of the Trustee or the Registered Noteholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

    The Trustee, so long as it has not become bound to institute any proceedings hereunder may waive or authorize any breach or proposed breach of any of the terms, conditions or provisions of this Indenture or the Notes if, in the opinion of the Trustee based on the opinion of its Counsel, such breach or proposed breach is not materially prejudicial to the interests of the holders of the Notes.

    Proceedings by the Trustee

    Whenever any Event of Default hereunder has occurred and is continuing, but subject to the provisions of section 5.04 and to the provisions of any Extraordinary Resolution:

      the Trustee, without further notice, may proceed to enforce the rights of the Trustee and the holders of the Notes by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes lodged in any bankruptcy, winding-up or other proceedings relative to the Corporation; and

      upon receipt of a Registered Noteholder's Request or if so directed by an Extraordinary Resolution, and upon being funded and indemnified to its satisfaction as provided in section 10.01, the Trustee shall exercise or take such one or more of the said remedies as the Registered Noteholders' Request or Extraordinary Resolution may direct or, if such Registered Noteholders' Request or Extraordinary Resolution contains no direction, as the Trustee may deem expedient.

    No delay or omission of the Trustee or of the Registered Noteholders to exercise any remedy referred to in this paragraph shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.

    No such remedy for the enforcement of the rights of the Trustee or of the Registered Noteholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

    Upon the exercise or taking by the Trustee of any such remedies, whether or not a declaration and demand have been made pursuant to section 5.03, the principal and interest on all Notes and other moneys payable under section 5.03 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.

    All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto.

    Suits by Holders

    No Registered Noteholder or a holder of any interest in the Notes shall have the right to institute any action or proceedings or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any right hereunder or under any Note or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under any bankruptcy legislation or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Registered Noteholders' Request or Extraordinary Resolution and the funding and indemnity referred to in section 10.01 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Registered Noteholder or a holder of any interest in the Notes acting on behalf of himself and all other Registered Noteholders or a holder of any interest in the Notes shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under section 5.05; it being understood and intended that no one or more Registered Noteholders or a holder of any interest in the Notes shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action, or to enforce any right hereunder or under any Note except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of Notes.

    Rights and Remedies Cumulative

    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in section 2.13, no right or remedy herein conferred upon or reserved to the Trustee or to the Registered Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    Delay or Omission Not Waiver

    No delay or omission of the Trustee or of any other Registered Noteholders to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by-law to the Trustee or to the Registered Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Registered Noteholders, as the case may be.

    Application of Moneys Received by Trustee

    Except as otherwise herein provided, the moneys arising from any enforcement hereof shall be held by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

      in the first place, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided; and

      thereafter in or towards payment rateably and proportionately firstly of the principal of the Notes and secondly of the accrued and unpaid interest on the Notes and thirdly of the other moneys payable hereunder, unless the order or priority of payment shall be otherwise directed by Extraordinary Resolution and in that case in such order or priority as between such principal and interest and other moneys as may be directed by such Extraordinary Resolution; and

      lastly, the surplus (if any) of such moneys shall be paid to the Corporation or its assigns, unless otherwise required by law.

    Distribution of Proceeds

    Payments to Registered Holders of Notes pursuant to clause 5.09(2) shall be made as follows:

      at least 14 days' notice of every such payment shall be given in the manner provided in section 2.16 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal, interest and any other moneys payable hereunder;

      payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, and otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

      from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless such Note be duly presented on or after the date so specified and payment of such amount be not made; and

      the Trustee shall not be required to make any interim payment to Registered Noteholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in clause 5.09(1), exceed 2 per cent of the principal amount of the Notes.

    Immunity of Shareholders, etc.

  Except as specifically provided herein, the Registered Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Corporation for the payment of the principal or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Corporation herein or in the Notes contained; provided, however, that nothing in this section 5.11 shall prevent recourse to and the enforcement of liability of any shareholder for uncalled capital or upon unsatisfied calls.

  Satisfaction and Discharge

    Cancellation and Destruction

    All Notes shall forthwith after payment in full thereof be delivered to the Trustee or to a Person appointed by it or by the Corporation with the approval of the Trustee and cancelled. The Trustee shall prepare and retain a certificate of such cancellation and upon the Written Request of the Corporation deliver a duplicate thereof to the Corporation.

    Non-Presentation of Notes

    In case the Registered Holder of any Note shall fail to present the same for payment on the date on which the principal thereon or represented thereby becomes payable either at Maturity, on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

      the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

      in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Note, the Corporation shall be entitled to direct the Trustee to set aside;

    the principal, interest, premium, if any, and Additional Amounts, if any, in trust to be paid without interest to the Registered Holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, interest, premium, if any, and Additional Amounts, if any, payable on or represented by each Note in respect whereof such moneys have been set aside shall be deemed to have been paid and the Registered Noteholder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of section 6.03.

    Repayment of Unclaimed Moneys to Corporation

    Any moneys in the hands of the Trustee and set aside under section 6.02 and not claimed by and paid, as provided in said section 6.02, to Registered Noteholders of Notes or the holders of any interest therein within six years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Registered Noteholders of the Notes or the holders of any interest therein in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Corporation.

    Release from Covenants

    The Trustee shall, upon Written Request and at the expense of the Corporation, release the Corporation from its covenants herein contained (other than section 4.02 and the provisions relating to the indemnification of the Trustee) and execute and deliver such instruments as it shall be advised by Counsel are requisite for the purpose if the Corporation shall have first satisfied the Trustee that it has paid, or made due provision as hereinafter provided for the payment of, all of the principal moneys, redemption premium, if any, and interest due or to become due on all of the Notes outstanding hereunder at the times and in the manner therein and herein provided, and also for the payment of all other moneys payable hereunder by the Corporation. For the purpose of this section 6.04, the Corporation shall be deemed to have made such due provision for payment if:

      it shall have irrevocably (i) deposited in the name of the Trustee, with one of the six Canadian chartered banks having the greatest dollar amount of assets as shown on the most recent audited annual financial statements of such banks, a cash sum, or (ii) deposited with the Trustee securities issued or guaranteed by the Government of Canada, the principal of and interest on which securities, when due, will provide moneys which, without any reinvestment thereof, will be sufficient to pay to the Registered Holders of the Notes, when due, all amounts owing in respect of the principal of (including, without limitation, sinking fund payments) together with the redemption premium, if any, and interest on the Notes accrued or to accrue to such times as herein provided and any other amounts owing by the Corporation hereunder;

      the Corporation shall have paid to the Trustee all fees and expenses due or to become due to it hereunder; and

      in the event any Notes are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been duly given or provisions satisfactory to the Trustee shall have been made therefor.

    Release of Guarantor

  Upon the Corporation becoming entitled to be released from its covenants herein contained pursuant to section 6.04, the Trustee shall, at the request and at the expense of the Guarantor, execute and deliver to the Guarantor such deeds or other instruments as shall be requisite to release the Guarantor from the Guarantee and all of its covenants herein contained except those relating to the indemnification of the Trustee.

  Merger or Transfer

    Certain Requirements Respecting Amalgamation, Combination, Merger, Reorganization, Continuance, Conveyance, etc.

    So long as any of the Notes remain outstanding, neither the Guarantor nor the Corporation (the "Transferring Corporation") shall amalgamate with, combine with, merge into or reorganize with any other corporation, whether pursuant to plan of arrangement or otherwise, or continue to another jurisdiction, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

      the successor Person ("Successor") formed by such amalgamation, combination or reorganization or into which the relevant Transferring Corporation is merged, or following the continuance, or the Person which shall have acquired by conveyance or transfer, or which leases, such properties and assets is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any state thereof, in the case of the Guarantor, or under the laws of Canada or any province thereof, in the case of the Corporation, and shall assume payment of the principal of, and premium, if any, and interest, if any, and any other amounts payable hereunder in respect of the Notes and, if applicable, the Guarantee and the performance or observance of every covenant to be performed or observed by the relevant Transferring Corporation under the Notes; and

      immediately thereafter, neither an Event of Default (or event which, with notice or lapse of time, or both, would be such) nor a breach of this Indenture (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing.

    If any such transaction were to occur, then, provided that the relevant Transferring Corporation has complied with the foregoing conditions, such corporation would (except in the case of a lease) be discharged from all of its respective obligations and covenants under the Notes, and this Indenture (including, without limitation, where applicable, the Guarantee).

    Vesting of Powers in Successor

  Whenever the applicable conditions of section 7.01 have been duly observed and performed, the Successor shall possess and from time to time may exercise each and every right and power of the Transferring Corporation under this Indenture in the name of the Transferring Corporation or otherwise and any act or proceeding by any provisions of this Indenture required to be done or performed by any Directors or officers of the Transferring Corporation may be done and performed with like force and effect by the like directors or officers of such Successor.

  The Trustee may receive a certificate of an officer of the Successor as conclusive evidence that any such amalgamation, merger, consolidation, sale or conveyance and any such assumption complies with the provisions of this Article.

  Meetings of Registered Noteholders

    Right to Convene Meeting

    The Trustee may at any time and from time to time, and shall on receipt of a Written Request or a Registered Noteholders' Request and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more Registered Noteholders signing such Written Request or Registered Noteholders' Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Noteholders. In the event of the Trustee failing within 30 days after receipt of such Written Request, or Registered Noteholders' Request, and funding and indemnity to give notice convening such meeting, the Corporation or such Registered Noteholders, as the case may be, may convene such meeting.

    Notice

    At least 40 days' notice of any meeting shall be given to the Registered Holders and the Guarantor in the manner provided in sections 2.16 and 2.19, respectively, and a copy thereof shall be delivered or sent by post to whichever of the Trustee or Corporation has not called the meeting. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eight.

    Chairman

    An individual, who need not be a Registered Noteholder, nominated in writing by the Trustee, shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Registered Holders present in person or by proxy shall choose an individual present to be chairman.

    Quorum

    Subject to the provisions of section 8.12, at any meeting of the Registered Holders a quorum shall consist of one or more Registered Noteholders present in person or represented by proxy and representing at least 25 per cent in principal amount of the Notes then outstanding. If a quorum of the Registered Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Registered Noteholders or on a Registered Noteholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in the place where the meeting is to be held, in which case it shall be adjourned to the next following Business Day in such place) at the same time and place. At the adjourned meeting the Registered Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

    Power to Adjourn

    The chairman of any meeting at which a quorum of the Registered Holders is present may with the consent of the holders of a majority in principal amount of Notes represented thereat and voting thereon adjourn any such meeting and no notice of such adjournment need be given except such notice (if any) as the meeting may prescribe.

    Show of Hands

    Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that a vote on any Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is required or duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

    Poll

    On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded, after a vote by a show of hands, upon request for a poll by the chairman or by one or more of the Registered Holders acting in person or by proxy and holding at least 5% of the principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct and matters other than the Extraordinary Resolution shall be decided by the votes of the Registered Noteholders acting in person or by proxy of a majority of the principal amount of the Notes represented at the meeting and voted on the poll.

    Voting

    On a show of hands every Person who is present and entitled to vote, whether as a Registered Holder or as proxy for one or more Registered Holders or both, shall have one vote. On a poll each Registered Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the Registered Noteholder. A proxy need not be a Registered Noteholder.

    Regulations

    The Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

      for voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person or Persons signing on behalf of a Registered Noteholder;

      for the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Registered Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

      for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telexed, telegraphed or facsimiled before the meeting to the Corporation or the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

      for the setting of a record date in respect of any meeting.

    Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Registered Noteholders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be the Registered Noteholders and Persons whom Registered Noteholders have by instrument in writing duly appointed as their proxies.

    Corporation, Guarantor and Trustee May Be Represented

    The Corporation, the Guarantor and the Trustee, by their respective officers and directors, and their respective advisers, may attend any meeting of the Registered Noteholders and shall be given reasonable opportunity to speak to matters before the meeting, but shall have no vote as such.

    Powers Exercisable by Extraordinary Resolution

    In addition to all other powers stated in this Indenture to be exercisable by Extraordinary Resolution, a meeting of the Registered Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

      power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Noteholders, the holders of any interest in the Notes and/or the Trustee against the Corporation (whether such rights arise under this Indenture or the Notes or otherwise) which shall be agreed by the Corporation provided that where such amendment affects the rights and duties of the Trustee, before such amendment can become effective, the Trustee must consent to such amendment;

      power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture, the Notes or otherwise in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

      power to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Notes and/or to annul and to direct the Trustee to annul any declaration in respect of such default made by the Trustee pursuant to section 5.03, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

      power, with the approval of the Corporation, to sanction the exchange of Notes for, or the conversion of Notes into, shares, bonds, debentures, notes or any other securities or obligations of the Corporation or any other Person;

      power to assent to any modification of or change in or omission from the provisions contained herein or in any deed or instrument supplemental hereto which shall be agreed to by the Corporation and the Guarantor and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

      power to restrain any Registered Noteholders and the holders of any interest in the Notes from taking or instituting any suit, action or proceeding for the purpose of enforcing payment by the Corporation of principal or interest or for the execution of any trust or power hereunder or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or for any other remedy hereunder;

      power to direct any Registered Noteholder or holder of any interest in the Notes who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal with the same, upon payment, if the taking of such suit, action or proceeding shall have been permitted by section 5.06, of the costs, charges and expenses reasonably and properly incurred by such Registered Noteholder or holder of any interest in the Notes in connection therewith;

      power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of section 7.01 shall have been complied with;

      power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

      power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Noteholders; and

      power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Registered Noteholders could exercise by Extraordinary Resolution under the foregoing clauses (2), (3), (6) and (7); the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of Persons as shall be prescribed in the Extraordinary Resolution appointing and the members need not be themselves Registered Noteholders; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; and all acts of any such committee within the authority delegated to it shall be binding upon all Registered Noteholders. Neither such committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken in good faith.

    Meaning of "Extraordinary Resolution"

    The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this section 8.12 and in section 8.15 provided, a resolution (i) proposed at a meeting of Registered Noteholders duly convened for the purpose of passing an Extraordinary Resolution and held in accordance with the provisions in this Article Eight at which, subject as hereinafter provided, one or more Registered Noteholders holding at least 51 per cent of the principal amount of the Notes then outstanding are present in person or represented by proxy, and (ii) passed by the affirmative votes of the Registered Noteholders holding not less than 66 2/3 per cent of the principal amount of Notes then outstanding who are present in person or represented at the meeting by proxy and voted on a poll upon such resolution.

    If, at any such meeting called for the purpose of passing an Extraordinary Resolution, one or more Registered Noteholders holding at least 51 per cent of the principal amount of the Notes then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Noteholders or on a Registered Noteholders' Request, shall be dissolved, but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 21 days later, and to such place and time as may be appointed by the chairman. Not less than 7 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in section 2.16. Such notice shall state that at the adjourned meeting one or more Registered Noteholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting one or more Registered Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in the preceding paragraph shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Registered Noteholders of at least 51 per cent of the principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

    Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

    Powers Cumulative

    It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Registered Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Noteholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

    Minutes

    Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made and signed as aforesaid, shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

    Instruments in Writing

    All actions which may be taken and all powers which may be exercised by the Registered Noteholders at a meeting held as hereinbefore in this Article Eight provided may also be taken and exercised by one or more Registered Noteholders holding at least 66 2/3 per cent of the principal amount of the Notes then outstanding by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

    Binding Effect of Resolutions

    Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eight at a meeting of Registered Noteholders shall be binding upon all the Registered Noteholders and the holders of any interest in the Notes, whether present at or absent from such meeting, and every instrument in writing signed by the Registered Noteholders in accordance with section 8.15 shall be binding upon all the Registered Noteholders and the holders of any interest in the Notes, whether signatories thereto or not, and each and every Registered Noteholder and the Trustee (subject to any provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing. Unless the Trustee agrees otherwise, notice of the passing of every resolution and every Extraordinary Resolution shall be given to the Registered Noteholders in the manner provided in section 2.16.

    Proxies

  A Registered Noteholder may be represented at a meeting of the Registered Noteholders, by one or more proxies for Notes registered in the name of such Registered Noteholders, provided that such proxies shall have been appointed by instrument in writing satisfactory to the Trustee, acting reasonably.

  Supplemental Indentures

    Provision for Supplemental Indentures for Certain Purposes

    From time to time the Corporation and the Guarantor (when authorized by resolutions of their respective Directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed by the provisions hereof, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

      adding to the covenants of the Corporation herein contained for the protection of the holders of the Notes or providing for Events of Default in addition to those herein specified or both;

      evidencing the succession or successive successions of Successors and the covenants of and obligations assumed by such Successors in accordance with the provisions of Article Seven;

      giving effect to any Extraordinary Resolution passed as provided in Article Eight;

      if and whenever required by any provision hereof, for hypothecating, mortgaging, pledging, charging, assigning or transferring to, or vesting in, the Trustee any of the undertaking, property or assets then owned or thereafter acquired by the Corporation or any part thereof;

      adding to the provisions hereof such additional covenants, enforcement provisions, release provisions and other provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the same are not materially prejudicial to the interests of the holders of the Notes;

      making any modification of any of the provisions of this Indenture or the Notes which is of a formal, minor or technical nature;

      making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Notes) which in the opinion of the Trustee, who may rely on the opinion of Counsel, are not materially prejudicial to the interests of the holders of the Notes and which are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to this Indenture;

      adding to or altering the provisions hereof in respect of the transfer of Notes including provision for the exchange of Notes of different denominations and making any modification in the form of the Notes which does not affect the substance thereof and which, in the opinion of the Trustee, who may rely on the opinion of Counsel, is not materially prejudicial to the interests of the holders of the Notes;

      correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the rights of the Trustee and the holders of the Notes are not materially prejudiced thereby; and

      any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the rights of the Trustee and of the holders of the Notes are not materially prejudiced thereby.

    Binding Effect of Modifications

  Every modification, addition, deletion, alteration, correction or rectification to, from or of the provisions hereof shall bind the Registered Noteholders and the holders of any interest in the Notes, and notice thereof shall be given as soon as practicable in accordance with section 2.16 unless the Trustee agrees otherwise.

  Concerning the Trustee

    Conditions Precedent to Trustee's Obligation to Act

    The Trustee shall not be bound to give any notice or do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor, subject to any default which may come to the attention of the Trustee by virtue of the Corporation's compliance with or non-compliance with subsection 4.01(4), shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no default has been made with respect to the payment of principal or interest on the Notes or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such requisition.

    The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Trustee or the holders hereunder shall be conditional upon such holders' furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

    The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

    Evidence

    Whenever it is provided in this Indenture, with reference to any application to the Trustee for the certification and delivery of Notes or other action hereunder, that the Corporation shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have such application granted. The Trustee may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

    The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram, facsimile or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

    Experts and Advisers

    The Trustee may employ or retain such Counsel, accountants, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them. The Trustee may pay remuneration for all services performed for it in the discharge of the trust hereof without taxation for all costs and fees of any Counsel, solicitor or attorney and may recover such expenses pursuant to Section 10.08.

    The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, including information obtained from the Corporation, whether retained or employed by the Corporation, Noteholders or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

    Any opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Corporation, upon the certificate or opinion of or representations by an officer or officers of the Corporation unless such Counsel knows that the certificate, opinion or representation upon which such Counsel's opinion may be based is, or in the exercise of reasonable care should have known that the same was, erroneous.

    Whenever it is required by any provision hereof that a certificate or opinion be signed by a person acceptable to the Trustee, the acceptance by the Trustee of the certificate or opinion signed by such person shall be sufficient evidence that the signer is acceptable to the Trustee.

    Documents, Moneys, etc., Held by Trustee

    Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any moneys so held, pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation as evidenced by Written Notice, may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or (ii) invested and reinvested in securities issued or guaranteed by the government of Canada or of any province thereof, maturing not more than one year from the date of investment. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation, unless an Event of Default shall have occurred and be continuing, in which case all such interest and income shall be held by the Trustee and applied in accordance with section 5.09. The Trustee shall not have any liability with respect to the insolvency or other loss in value of any investments directed by the Corporation. In making any payment pursuant to this Indenture, the Trustee shall not be liable for any loss sustained for early termination of any investment necessary to enable the Trustee to make such payment.

    Action by Trustee to Protect Interests

    The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Noteholders or any holder of the Notes.

    Trustee not Required to give Security

    The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

    Protection of Trustee

    By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

      the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except the representations contained in sections 10.10 and 10.11 and in the certificate of the Trustee on the Notes) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation or the Guarantor;

      nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

      the Trustee shall not be bound to give to any Person notice of the execution hereof; and

      the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation or the Guarantor of any of the covenants herein contained or of any acts of the agents or servants of the Corporation or the Guarantor.

    Indemnity

    In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Corporation hereby indemnifies and saves harmless the Trustee and its officers, directors, representatives and employees from and against any and all liabilities, losses, costs, actions, claims, damages or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about in relation to the execution of its duties as Trustee, provided that the Trustee, its directors, representatives, officers and employees have acted honestly and in good faith and have not acted negligently or in wilful disregard of the Trustee's obligations under this Indenture. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Trustee. The Trustee shall not be liable for any action suffered by it to be taken or omitted excepting its own negligence or wilful misconduct.

    Replacement of Trustee

    The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation not less than 60 days' notice in writing or such shorter notice as the Corporation may accept as sufficient. The Registered Noteholders, by Extraordinary Resolution, shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Registered Noteholders; failing such appointment by the Corporation, the retiring Trustee or any Registered Noteholder may apply to the Ontario Superior Court of Justice (the "Court"), on such notice as the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Registered Noteholders. Any new Trustee appointed under these provisions must be a corporation authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of the Corporation or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to section 4.02, shall duly assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

    Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act.

    No Conflict of Interest

    The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture no material conflict of interest exists in the Trustee's role as fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereunder the Trustee shall, within 90 days after becoming aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign its trust hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of the Indenture and the Notes shall not be affected in any manner whatsoever by reason thereof.

    Representations by Trustee

    The Trustee represents to the Corporation that at the time of the execution and delivery hereof it has all necessary power to accept its trusts and carry out its obligations hereunder.

    Subject to the preceding paragraph, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into business transactions with the Corporation or any of its Affiliates without being liable to account for any profit made thereby.

    Trust Indenture Legislation

      In this section 10.12, the expression "indenture legislation", means the provisions, if any, of the Canada Business Corporations Act, the Business Corporations Act (Ontario), both as amended or re-enacted, and any other statute of Canada or any province or territory thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation.

      The Corporation and the Trustee agree that each will at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of indenture legislation.

      If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.

      In the event that the Trustee becomes aware that the payment of principal or interest to any Registered Holder will be subject to any applicable law requiring that a deduction be made from such payment, including without limitation in respect of withholding taxes, the Trustees will be authorized to make such deductions from the payment in question.

    Acceptance of Trust

    The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

    Limitation of Trustees; Discretion

    Notwithstanding anything to the contrary which may be contained herein, the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon express written instructions of the Corporation or Noteholders as the case may be. If any provisions of this Indenture imposes an obligation or determination to be taken or made by the Trustee and such provision shall does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by Extraordinary Resolution.

    Covenant to Notify the Trustee of Change of Name

    The Corporation shall not change its name or amalgamate with another corporation under a different name without giving at least 10 days' prior written notice to the Trustee of the new name and the date upon which such change of name or amalgamation is to take effect and, within 5 Business Days of the change of name or amalgamation, the Corporation shall provide the trustee with:

      a notarial or certified copy of the articles of amendment or articles of amalgamation affecting the change of name;

      an opinion from Counsel as to the correct name of the Corporation (and confirming that all appropriate registrations, filings or recordings have been made on behalf of the Trustee to fully and effectively maintain the perfection of the security created hereby).

  Execution

    Counterparts and Formal Date

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date of September 25, 2001.

IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.

CATERPILLAR FINANCIAL SERVICES LIMITED

CATERPILLAR FINANCIAL SERVICES CORPORATION

THE CANADA TRUST COMPANY

SCHEDULE A

FIXED RATE NOTE

No. ● $

FOR VALUE RECEIVED

CATERPILLAR FINANCIAL SERVICES LIMITED

a corporation incorporated under the laws of Ontario (the "Corporation"), promises to pay to or to the order of

                                                                                     or

registered assigns, on the principal sum of $ in lawful money of and interest thereon (after as well as before maturity, default and judgment with interest on overdue interest at the same rate) in like money at the rate of           % per annum computed from the date hereof and payable on                                              and on                                     in

each year until the date for payment of principal. Payments of interest (less any tax required by law to be deducted) will be made by the Corporation by electronic funds transfer or by cheque mailed to the registered holder at the address appearing on the registers maintained by The Canada Trust Company at the close of business on the 3rd business day prior to the due date for the payment of interest. Payment of principal will be made to the registered holder of this Note at any of the principal office of The Canada Trust Company in Toronto against surrender of this Note. If the due date for payment of any amount of principal or interest on this Note is not at the place of payment a business day (being a day other than Saturday, Sunday and any statutory holiday in the Province of Ontario) such payment will be made on the next business day and the holder of this Note shall not be entitled to any further interest or other payment in respect of such delay; however, if the next business day is a day which occurs in the next calendar month, the due date for payment will be on the first business day immediately prior to the original due date for payment specified in this Note.

This Note is one of the Notes referred to, and as defined, in that certain trust indenture made between the Corporation, Caterpillar Financial Services Corporation and The Canada Trust Company dated as of • , 2001 as it may have been and may in future be amended from time to time in accordance with its terms (the "Trust Indenture") and is subject to all of the terms and conditions contained in the Trust Indenture, all of which terms and conditions shall be deemed to be incorporated herein. Subject thereto, this Note (and the principal and interest evidenced hereby) is transferable by the registered holder in the manner indicated on the reverse hereof at the principal offices of The Canada Trust Company in the cities noted above upon payment of any taxes incidental thereto, and upon surrender of this Note.

On request of the holder hereof and upon payment of a reasonable copying charge, the Corporation will provide the holder with a copy of the Trust Indenture.

The Corporation may deem and treat the registered holder of this Note as the absolute owner for the purpose of receiving payments of principal and interest and for all other purposes notwithstanding any notice to the contrary.

This Note will not be subject to prepayment by the Corporation without the consent of the registered holder. [DELETE AND REPLACE WITH REDEMPTION FEATURE IF APPLICABLE]

This Note shall become valid only when countersigned on the margin hereof by The Canada Trust Company.

In witness whereof the Corporation has caused this Note to be signed by its duly authorized officers.

CATERPILLAR FINANCIAL SERVICES LIMITED

By:

(Date)

[REVERSE OF NOTE]

To: THE CANADA TRUST COMPANY

FOR VALUE RECEIVED the undersigned hereby sells, transfers and assigns unto

(Please print or typewrite name and address of transferee)

all of the right, title and interest of the undersigned in and to this Note.

The undersigned hereby irrevocably instructs you to transfer this Note and all principal and interest owing in respect thereof on the registers maintained by The Canada Trust Company and to issue in substitution therefor a new Note of like principal amount, currency, interest rate and maturity date and registered in the name of the transferee.

Dated on the                      day of

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No transfer will be registered during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

IF REDEMPTION FEATURE INCLUDED
OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to repay this Note (or portion thereof specified below) pursuant to its terms at a price equal to the applicable repayment price thereof, together with interest to the date of repayment to the undersigned at:

(Please print or type name and address of the undersigned)

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the Registered Holder elects to have repaid:                        ; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Registered Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion not being repaid:)                                                 .

Dated on the                  day of

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No payment will be made during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

GUARANTEE

FOR VALUE RECEIVED, CATERPILLAR FINANCIAL SERVICES CORPORATION a Delaware corporation (herein called "Guarantor") hereby unconditionally guarantees payment of the note upon which this guarantee is endorsed (the "Note") when and as the same shall become due and payable whether at its due date or on a declaration or otherwise in accordance with the terms of the Note and of the trust indenture referred to in the Note (the "Trust Indenture") without any requirement that the holder first proceed against Caterpillar Financial Services Limited. The guarantee ranks pari passu with the senior unsecured debt of the Guarantor.

This guarantee has been given in accordance with the terms of the Trust Indenture and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

Guarantor waives notices of acceptance of this guarantee and notice of non-payment of the Note. This unconditional obligation of Guarantor hereunder will not be affected, impaired or released by any extension of time for payment of the Note.

Corporate action has been duly taken by Guarantor to authorize execution of this guarantee.

This guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware.

The date of this guarantee is the date of the Note.

The Guarantor has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes. The Guarantor has appointed Caterpillar Financial Services Limited as its agent for service of process in Canada.

IN WITNESS WHEREOF CATERPILLAR FINANCIAL SERVICES CORPORATION has caused this guarantee to be executed by its duly authorized officers, either manually or by facsimile signature.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:

Form of Trustee's Certificate

This Note is one of the Notes referred to in the Trust Indenture within mentioned.

THE CANADA TRUST COMPANY
Trustee

By:
Certifying Officer

FLOATING RATE NOTE

No. ● $

FOR VALUE RECEIVED

CATERPILLAR FINANCIAL SERVICES LIMITED

a corporation incorporated under the laws of Ontario (the "Corporation"), promises to pay to or to the order of or registered

assigns,

on the principal sum of in lawful money of and interest thereon (after as well as before maturity, default and judgment, with interest on overdue interest at the same rate) in like money at the floating rate determined and adjusted on the dates (each, an "interest reset date") specified below. Simple or compound interest [delete inapplicable interest description] from time to time shall accrue on all amounts owing hereunder at a rate per annum (the "applicable rate") determined by the Corporation by reference to,

[INSERT INTEREST RATE DETERMINATION MECHANISM]

In the case of a simple interest rate Note, payments of interest (less any tax required by law to be deducted) will be made by the Corporation by electronic funds transfer or by cheque mailed to the registered holder at the address appearing on the registers maintained by The Canada Trust Company at the close of business on the 3rd business day prior to the due date for the payment of interest. Payment of principal (or of principal and compound interest less any tax required by law to be deducted, in the case of a compound interest rate Note) will be made to the registered holder of this Note at any of the principal office of The Canada Trust Company in Toronto against surrender of this Note. If the due date for payment of any amount of principal or interest on this Note is not at the place of payment a business day (being a day other than Saturday, Sunday and any statutory holiday in the Province of Ontario) such payment will be made on the next business day and the holder of this Note shall not be entitled to any further interest or other payment in respect of such delay; however, if the next business day is a day which occurs in the next calendar month, the due date for payment will be on the first business day immediately prior to the original due date for payment specified in this Note.

This Note is one of the Notes referred to, and as defined, in that certain trust indenture made among the Corporation, Caterpillar Financial Services Corporation and The Canada Trust Company dated as of • , 2001 as it may have been and may in future be amended from time to time in accordance with its terms (the "Trust Indenture") and is subject to all of the terms and conditions contained in the Trust Indenture, all of which terms and conditions shall be deemed to be incorporated herein. Subject thereto, this Note (and the principal and interest evidenced hereby) is transferable by the registered holder in the manner indicated on the reverse hereof at the principal offices of The Canada Trust Company in the cities noted above upon payment of any taxes incidental thereto, and upon surrender of this Note.

On request of the holder hereof and upon payment of a reasonable copying charge, the Corporation will provide the holder with a copy of the Trust Indenture.

The Corporation may deem and treat the registered holder of this Note as the absolute owner for the purpose of receiving payments of principal and interest and for all other purposes notwithstanding any notice to the contrary.

This Note will not be subject to prepayment by the Corporation without the consent of the holder. [DELETE AND REPLACE WITH REDEMPTION FEATURE IF APPLICABLE.]

This Note shall become valid only when countersigned on the margin hereof by The Canada Trust Company.

In witness whereof the Corporation has caused this Note to be signed by its duly authorized officers.

CATERPILLAR FINANCIAL SERVICES LIMITED

By:

(Date)

[REVERSE OF NOTE]

To: The Canada Trust Company

FOR VALUE RECEIVED the undersigned hereby sells, transfers and assigns unto

(Please print or typewrite name and address of transferee)

all of the right, title and interest of the undersigned in and to this Note.

The undersigned hereby irrevocably instructs you to transfer this Note (and all principal and interest owing in respect hereof) on the registers maintained by The Canada Trust Company and to issue in substitution therefor a new Note of like principal amount, currency, interest rate features and maturity date and registered in the name of the transferee.

Dated on the                  day of

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No transfer will be registered during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

IF REDEMPTION FEATURE INCLUDED:
OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to repay this Note (or portion thereof specified below) pursuant to its terms at a price equal to the applicable repayment price thereof, together with interest to the date of repayment to the undersigned at:

(Please print or type name and address of the undersigned)

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the Registered Holder elects to have repaid:                        ; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Registered Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion not being repaid:)                          .

Dated on the                  day of

Signature of Registered Holder is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No payment will be made during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

GUARANTEE

FOR VALUE RECEIVED, CATERPILLAR FINANCIAL SERVICES CORPORATION a Delaware corporation (herein called "Guarantor") hereby unconditionally guarantees payment of the note upon which this guarantee is endorsed (the "Note") when and as the same shall become due and payable whether at its due date or on a declaration or otherwise in accordance with the terms of the Note and of the trust indenture referred to in the Note (the "Trust Indenture") without any requirement that the holder first proceed against Caterpillar Financial Services Limited. The guarantee ranks pari passu with the senior unsecured debt of the Guarantor.

This guarantee has been given in accordance with the terms of the Trust Indenture and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

Guarantor waives notice of acceptance of this guarantee and notice of non-payment of the Note. This unconditional obligation of Guarantor hereunder will not be affected, impaired or released by any extension of time for payment of the Note.

Corporate action has been duly taken by Guarantor to authorize execution of this guarantee.

This guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware.

The date of this guarantee is the date of the Note.

The Guarantor has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes. The Guarantor has appointed Caterpillar Financial Services Limited as its agent for service of process in Canada.

IN WITNESS WHEREOF CATERPILLAR FINANCIAL SERVICES CORPORATION has caused this guarantee to be executed by its duly authorized officers, either manually or by facsimile signature.

CATERPILLAR FINANCIAL SERVICES

CORPORATION

By

Form of Trustee's Certificate

This Note is one of the Notes referred to in the Trust Indenture within mentioned.

THE CANADA TRUST COMPANY

Trustee

By:

Certifying Officer

SCHEDULE B

FORM OF GUARANTEE

FOR VALUE RECEIVED, CATERPILLAR FINANCIAL SERVICES CORPORATION a Delaware corporation (herein called "Guarantor") hereby unconditionally guarantees payment of the note upon which this guarantee is endorsed (the "Note") when and as the same shall become due and payable whether at its due date or on a declaration or otherwise in accordance with the terms of the Note and of the trust indenture referred to in the Note (the "Trust Indenture") without any requirement that the holder first proceed against Caterpillar Financial Services Limited. The guarantee ranks pari passu with the senior unsecured debt of the Guarantor.

This guarantee has been given in accordance with the terms of the Trust Indenture and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

Guarantor waives notice of acceptance of this guarantee and notice of non-payment of the Note. This unconditional obligation of Guarantor hereunder will not be affected, impaired or released by any extension of time for payment of the Note.

Corporate action has been duly taken by Guarantor to authorize execution of this guarantee.

This guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware.

The date of this guarantee is the date of the Note.

The Guarantor has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes. The Guarantor has appointed Caterpillar Financial Services Limited as its agent for service of process in Canada.

IN WITNESS WHEREOF CATERPILLAR FINANCIAL SERVICES CORPORATION has caused this guarantee to be executed by its duly authorized officers, either manually or by facsimile signature.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By: